Exhibit 4.3

COMMON STOCK WITHOUT PAR VALUE	COMMON STOCK WITHOUT PAR VALUE

THIS CERTIFICATE IS	INCORPORATED UNDER
TRANSFERABLE IN	THE LAWS OF THE
NEW YORK, NY OR	STATE OF MISSOURI
RIDGEFIELD PARK, N.J.
SEE REVERSE FOR CERTAIN
DEFINITIONS
CUSIP 093671 10 5
FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK WITHOUT PAR VALUE OF
H & R Block, Inc. transferable on the books of the Corporation in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares of stock represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation and Bylaws of the Corporation, and all amendments thereto, to all of which the holder by accepting this Certificate, assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
Witness the seal of the Corporation and the signatures of its duly authorized officers.
Dated:
COUNTERSIGNED AND REGISTERED:
     MELLON INVESTOR SERVICES LLC
          TRANSFER AGENT AND REGISTRAR
BY
PRESIDENT
                AUTHORIZED SIGNATURE
SECRETARY

THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A RIGHTS AGREEMENT BETWEEN H & R BLOCK, INC. (THE “COMPANY”) AND MELLON INVESTOR SERVICES LLC (THE “RIGHTS AGENT”), DATED AS OF MARCH 25, 1998. AS IT MAY FROM TIME TO TIME BE SUPPLEMENTED OR AMENDED (THE “RIGHTS AGREEMENT”), THE TERMS OF WHICH ARE INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS MAY BE REDEEMED, MAY BE EXCHANGED, MAY EXPIRE, OR MAY BE EVIDENCED BY SEPARATE CERTIFICATES AND NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE COMPANY WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST THEREFORE. UNDER CERTAIN CIRCUMSTANCES, RIGHTS ISSUED TO, OR HELD BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES (AS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF TRAN MIN ACT —		Custodian

				(Cast)		(Minor)
TEN ENT	—	as tenants by the entireties		under Uniform Transfers to Minors
Act

(State)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

TOD	—	transfer on death direction in event of owner’s death, to person named on face and subject to TOD rules referenced
Additional abbreviations may also be used though not in the above list.
     For Value received,                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

please print or typewrite name and address including postal zip code of assignee

Shares
of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                                                                                                                                                               Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.
Dated

NOTICE: THE SIGNATURE(S) TO	Signature(s) Guaranteed:
THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.